September 12, 2000

Board of Directors
Bach-Hauser, Inc.
2080 E. Flamingo Rd., Suite 112
Las Vegas, NV 89119

Gentlemen;

We have acted as securities counsel for Bach-Hauser, Inc. (the "Company"). You have asked us to render this opinion to the Company.

You have advised that:

  The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
  The following individuals have acted and will continue to act as consultants on behalf of the Company:

Roy Khan James Wilgar Joe Renda Steve Cohen Howard Weinstein Steve Pelosini Sandy DaCosta Emmanuel Dimitraklas Richard W. Sonberg Mary Webster Tom Letros Kypros Perikleous	2,000,000 shares for consulting services
  2,000,000 shares for consulting services
  1,000,000 shares for consulting services
  1,500,000 shares for consulting services
  1,000,000 shares for consulting services
  1,000,000 shares for consulting services
  1,500,000 shares for consulting services
  2,000,000 shares for consulting services
  250,000 shares for consulting services
  250,000 shares for consulting services
  1,500,000 shares for consulting services
2,000,000 shares for consulting services
  In their capacities as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.
  The Company has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of the Company.
  The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

Sincerely,

/s/ Chapman & Flanagan, Ltd.
Chapman & Flanagan, Ltd.